EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of obligor as specified in its charter)

Delaware	90-0607005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 Washington Avenue Newport News, Virginia	23607
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor as specified in its Charter	State of Organization	I.R.S. Employer Identification No.
Fleet Services Holding Corp.	Delaware	54-1946720
Fulcrum IT Services, LLC	Virginia	27-2398839
G2, Inc.	Maryland	52-2303495
HII Energy Inc.	Virginia	26-3545840
HII Fleet Support Group LLC	Delaware	54-1939565
HII Mechanical Inc.	Virginia	54-0793624
HII Mission Driven Innovative Government Solutions Inc.	Delaware	54-1339972
HII Mission Driven Innovative Solutions Holding Company	Delaware	81-1485592
HII Mission Driven Innovative Solutions Inc.	Delaware	06-1159755
HII Mission Driven Innovative Technical Services LLC	Alabama	30-0290292
HII Nuclear Inc.	Delaware	13-2635898
HII San Diego Shipyard Inc.	California	95-3647413
HII Services Corporation	Delaware	47-1929107
HII Technical Solutions Corporation	Delaware	81-4093439
HII Unmanned Maritime Systems, Inc.	Delaware	47-1812325
Huntington Ingalls Engineering Services, Inc.	Delaware	46-5604607
Huntington Ingalls Incorporated	Virginia	54-0318880
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware	46-4331677
Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware	47-1808444
Hydroid, Inc.	Delaware	51-0659798
Integrated Information Technology Corporation	Illinois	37-1278528
Newport News Nuclear Inc.	Virginia	11-3813378
Pegasus International, Inc.	Texas	76-0609200
The PTR Group, LLC	Virginia	54-1969575
Universal Ensco, Inc.	Texas	76-0013164
UniversalPegasus International Holdings, Inc.	Delaware	46-1032616
UniversalPegasus International, Inc.	Delaware	26-1809795
UP International, Inc.	Delaware	26-3435933
UP Support Services, Inc.	Delaware	26-1809856
Veritas Analytics, Inc.	Virginia	54-1932458

The address for each of the Additional Registrants is

c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue Newport News, Virginia	23607
(Address of principal executive offices)	(Zip code)

3.844% Senior Notes due 2025

Guarantees of 3.844% Senior Notes due 2025

4.200% Senior Notes due 2030

Guarantees of 4.200% Senior Notes due 2030

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Office of the Comptroller of the Currency’s Certificate of Corporate Existence & Fiduciary Powers for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 3.	A copy of the Office of the Comptroller of the Currency’s Certificate of Corporate Existence & Fiduciary Powers for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 4.	A copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.*

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as an exhibit to a Form S-3AR filing of December 20, 2019 under file number 333-235649.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of York on the 29th day of October, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Alexander Pabon
Alexander Pabon
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$24,026
Interest-bearing balances		$234,953
Securities:
Held-to-maturity securities		$168,952
Available-for-sale securities		$220,190
Equity Securities with readily determinable fair value not held for trading		$295

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		$23
Securities purchased under agreements to resell		$69,768
Loans and lease financing receivables:
Loans and leases held for sale		$31,851
Loans and leases held for investment	$901,533
LESS: Allowance for loan and lease losses	$18,587
Loans and leases held for investment, net of allowance		$882,946
Trading Assets		$54,369
Premises and fixed assets (including capitalized leases)		$11,582
Other real estate owned		$190
Investments in unconsolidated subsidiaries and associated companies		$13,135
Direct and indirect investments in real estate ventures		$23
Intangible assets		$31,115
Other assets		$56,522

Total assets		$1,799,940

LIABILITIES
Deposits:
In domestic offices		$1,464,907
Noninterest-bearing	$522,621
Interest-bearing	$942,286
In foreign offices, Edge and Agreement subsidiaries, and IBFs		$36,301
Noninterest-bearing	$851
Interest-bearing	$35,450
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		$10,047
Securities sold under agreements to repurchase		$6,465
Trading liabilities		$11,918
Other borrowed money (Includes mortgage indebtedness)		$56,468
Subordinated notes and debentures		$12,503
Other liabilities		$32,879

Total liabilities		$1,631,488

Dollar Amounts
In Millions

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$0
Common stock	$519
Surplus (exclude all surplus related to preferred stock)	$114,730
Retained earnings	$51,212
Accumulated other comprehensive income	$1,959
Other equity capital components	$0

Total bank equity capital	$168,420
Noncontrolling (minority) interests in consolidated subsidiaries	$32

Total equity capital	$168,452

Total liabilities, and equity capital	$1,799,940

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

    Directors

Maria R. Morris

Theodore F. Craver, Jr.

Juan A. Pujadas